CleanSpark Completes Strategic Acquisition of p2klabs Inc.

SALT LAKE CITY, Feb. 06, 2020 (GLOBE NEWSWIRE) – CleanSpark, Inc. (Nasdaq: CLSK), a software company with advanced engineering, software and controls for innovative microgrid and distributed energy resource management systems today announced it has completed the acquisition of all of the issued and outstanding shares of p2klabs, Inc. a design and innovation consulting firm that specializes in applying design, technology, and business process methodologies to create intuitive digital experiences and journeys that help transform and grow businesses.

“This acquisition will enable CleanSpark to continue to accelerate the development and deployment of our software platforms and significantly expand our sales and marketing capabilities. This strategic move will bring significantly increased software revenues, and the integration of the talented p2k team will allow us to reduce our operating expenses. We have been working with p2klabs for the past several months and have been impressed with their capabilities. It was quickly apparent that an acquisition of p2k’s technologies and team was the right move.” said CEO of CleanSpark, Zach Bradford.

Mr. Bradford continued, “We are projecting that the acquisition will add up to $2,000,000 in additional revenue related to the acquired business in the coming year. We will also be adding significant depth in software sales experience and will be enhancing our top-tier sales and marketing team. Mr. Amer Tadayon will join the CleanSpark executive team as the Company’s Chief Revenue Officer to oversee this enhanced business development strategy. Mr. Tadayon has more than 25 years of experience working with world-class companies including IBM, Cognizant and Frog Design.”

Mr. Tadayon commented “We are excited to join the CleanSpark family of personnel and technologies and to help further innovate on their product offerings, as well as to make available an even more diverse set of services to their existing client base.”

Mr. Bradford concluded, “We’ve identified the opportunity to maximize the value of our offering, internalize what would otherwise be expenses, and diversify our ability to better serve our valued clients. We also plan to add further strategic acquisitions in the near future to continue to build the Company’s reach and capabilities.”

About CleanSpark:

CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal deployment.

About p2kLabs Inc:

P2K Labs is a design and innovation consulting firm that specializes in applying design, technology, and business process methodologies to create intuitive digital experiences and journeys that help transform and grow businesses.

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the ability to successfully integrate p2k into CleanSpark’s business and operations, the expectations of future revenue growth may not be realized, demand for our software products; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact - Investor Relations:

Shawn Severson

Integra Investor Relations

(415) 233-7094

info@integra-ir.com

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